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                                                                   EXHIBIT 23.4

                         [LATHAM & WATKINS LETTERHEAD]

                                                                  JUNE 12, 1997

  We hereby consent to the use of our name in the registration statement on Form S-4 (the "Registration Statement") filed by Allmerica Financial Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 9,690,323 shares of its Common Stock, $.01 par value per share, and in the related information statement/prospectus under the caption "LEGAL MATTERS."

                                          Very truly yours,

                                          /s/ Latham & Watkins

                                          Latham & Watkins